Exhibit 2












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                                     BY-LAWS

                                       OF

                              WCMA(R) TREASURY FUND








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                               WCMA TREASURY FUND

                                     BY-LAWS

     These By-Laws are made and adopted pursuant to Section 2.6 of the Declaration of Trust establishing WCMA TREASURY FUND, dated August 30, 2002, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

                                   ARTICLE I

                                  Shareholders

     Section 1.1. Meetings of Shareholders. Special meetings of the Shareholders may be called at any time by the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than one-third of the voting power of the outstanding Shares entitled to vote on the matters specified in such written request, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate. The holders of Shares representing thirty percent (30%) of the voting power of the outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Shareholders, except that where Shareholders are voting as a series or a class, then Shares representing thirty percent (30%) of the voting power of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class, and except as may otherwise be required by the 1940 Act, the laws of the Commonwealth of Massachusetts or other applicable law or by the Declaration or these By-Laws of the Trust. In the absence of a quorum, any lesser number of outstanding Shares entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present. For the purposes of establishing whether a quorum is present, all shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.

     Section 1.2. Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees in accordance with the Declaration, and mailed or sent at least 10 days and not more than 90 days before the date for the meeting set forth in such notice. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 90 days after the notice of the original meeting was mailed or sent. Notwithstanding the foregoing, if either the President or Secretary of the Trust, or in the absence or unavailability of the President and the Secretary, any officer of the Trust, determines that the date, time or place designated for a meeting or adjourned meeting of Shareholders is not reasonably practicable or available, such officer may, without further notice to Shareholders, designate such other date, time or place for such meeting or adjourned meeting as such officer shall, in his or her sole discretion, determine. No notice need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or the Shareholder's attorney thereunto authorized, is filed with the records of meeting. Where separate meetings are held for Shareholders of each of the individual series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section 1.2.

     Section 1.3. Record Date for Meetings. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders (before giving effect to any adjournments) or distributions or other action as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Where separate meetings are held for Shareholders of each of the individual series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, the record date of each such separate meeting shall be determined in the manner described above in this Section 1.3. Only Shareholders of record on the record date so determined shall have the rights described in this Section, notwithstanding any subsequent transfer of Shares on the books of the Trust. The Trustees also may select the time of day as of which the calculations for determining how many votes each Shareholder is entitled to pursuant to the Declaration shall be performed.

     Section 1.4. Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A Shareholder may authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder. Pursuant to a resolution of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.




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     Section 1.5. Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and in the absence of the Chairman and President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

     Section 1.6. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be one or more. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     Section 1.7. Inspection of Records. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous Shareholder Meeting of the Trust and a list of the Shareholders of the Trust, certified to be true and correct by the Secretary or other proper agent of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address of and number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Massachusetts business corporation.

     Section 1.8. Shareholder Action by Written Consent. Any action which may be taken by Shareholders may be taken without a meeting if Shareholders holding Shares representing a majority of the voting power of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


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                                   ARTICLE II

                                    Trustees

     Section 2.1. Annual and Regular Meetings. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

     Section 2.2. Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

     Section 2.3. Notice. Notice of a meeting shall be given by mail or by fascimile, telegram (which term shall include a cablegram) or other electronic means or delivered personally. If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by fascimile, telegram, other electronic means or personally, such notice by fascimile, telegram, other electronic means or personally shall be sent or delivery made not later than 24 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived by any Trustee before or after any meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by the Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

     Section 2.4. Conduct of Meetings. The Trustees may act with or without a meeting. The Trustees may meet in person or by means of a telephone or video conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a telephone or video conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such a consent shall be treated as a vote for all purposes.

     Section 2.5. Quorum and Manner of Acting. A quorum for all meetings of the Trustees shall be a majority of the Trustees then in office, and (except as otherwise required by law, the Declaration or these By-Laws) any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present). In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.



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     Section 2.6. Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his or her absence, the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary, or in the absence of the Secretary, any Assistant Secretary or other Trustee or officer appointed as Secretary pro tempore for a meeting.

     Section 2.7. Counsel and Experts. In addition to any other counsel, accountants or experts which may be engaged by the Trustees of the Trust, the Trustees of the Trust who are not "interested persons" of the Trust pursuant to the 1940 Act may, by vote of a majority of such Trustees, at the Trust's expense, engage such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time.

     Section 2.8. Mandatory Retirement. Each Trustee shall, automatically and without action of such Trustee or the remaining Trustees, be deemed to have retired on December 31 of the year in which he shall have reached seventy-two years of age, or as otherwise provided by statute or by the Declaration of Trust.

                                 ARTICLE III

                          Committees and Advisory Board

     Section 3.1. Executive and Other Committees. The Trustees may elect from their own number an Executive Committee to consist of not less than two Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by the Declaration or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect other Committees (which Committees may include individuals who are not Trustees) from time to time, the number comprising such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the terms of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman. The Trustees may terminate or change the composition of any Committee as they may deem appropriate or expedient from time to time.

     Section 3.2. Meeting, Quorum and Manner of Acting. The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone or video conference circuit. Notwithstanding the foregoing, in the absence of such provision,



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specification or authorization by the Trustees, the provisions of these
By-Laws applicable to meetings and actions by the Trustees shall apply, mutatis mutandis, to meetings of, and the exercise of powers delegated to, a Committee. Each Committee may keep regular minutes of its meetings and shall keep records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

     Section 3.3. Advisory Board. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

                                  ARTICLE IV

                                    Officers

     Section 4.1. Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary and a Treasurer or a Controller, who shall from time to time be elected by and serve at the pleasure of the Trustees. The Trustees may elect or appoint or authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents. Any two or more offices, except those of President and Vice-President, may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

     Section 4.2. Election and Tenure. Except as otherwise provided by law, the Declaration or these By-Laws, all officers shall hold office at the pleasure of the Trustees. The Trustees may fill any vacancy in office or add any additional officers at any time.

     Section 4.3. Removal and Resignations of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

     Section 4.4. Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his or her duties in such amount and with such sureties as the Trustees may determine.

     Section 4.5. Chairman, President, and Vice Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and



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perform such other powers and duties as may from time to time be assigned to him or her by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President. In the absence of the Chairman, if any, the President shall preside at all meetings of the Shareholders and the Trustees. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. Notwithstanding the foregoing, in the absence or unavailability of the Chairman, if any, or President, any officer of the Trust may execute any such documents, contracts, agreements, deeds, mortgages and other instruments in writing authorized by the Trustees, or act on behalf of the Trust at meetings or execute proxies, all as aforesaid, unless the resolution of the Trustees authorizing the same otherwise limits such execution to certain officers. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice President shall have the power in the name and on behalf of the Trust to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

     Section 4.6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and may attest the seal and the signature or signatures of the officer or officers executing any instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to the office of Secretary, and shall have such other authorities and duties as the Trustees shall from time to time determine.

     Section 4.7. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office of Treasurer. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books



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of the Trust's transactions which shall be the property of the Trust, and which together with all other property of the Trust in his or her possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The principal financial and accounting officer of the Trust may be the Controller instead of the Treasurer, in which case all provisions of these By-Laws concerning the Treasurer shall be deemed to refer to the Controller instead. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust.

     Section 4.8. Compensation. Subject to any applicable law or provision of the Declaration, the compensation of the officers, Trustees, and members of any Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.

                                  ARTICLE V

                                 Miscellaneous

     Section 5.1. Fiscal Year. The fiscal year of each series of the Trust shall end on the last day of the annual period that the Trustees so determine, provided, however, that the Trustees may from time to time change the fiscal year of the Trust or any series.

     Section 5.2. Custodians. In accordance with Section 3.9 of the Declaration, the funds of the Trust shall be deposited with such custodian or custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from time to time authorize.

     Section 5.3. Signatures. All contracts and other instruments shall be executed on behalf of the Trust by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

     Section 5.4. Seal. The seal of the Trust, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation.

                                  ARTICLE VI

                     Share Certificates and Share Transfers

     Section 6.1. Share Certificates. Certificates representing Shares of the Trust shall not be issued, except as the Trustees may otherwise determine from time to time.


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     Section 6.2. Transfer Agents, Registrars and the Like. As provided in
Section 3.9 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

     Section 6.3. Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or, if the Trust has a transfer agent, the transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required, and on surrender of the certificate or certificates, if issued, for such Shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

     Section 6.4. Registered Shareholders. The Trust may deem and treat the holder of record of any Share as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

     Section 6.5. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of Shares of the Trust.

                                 ARTICLE VII

                                 Distributions

     Section 7.1. Distributions Payable in Cash or Shares. The Trustees shall have power at any time or from time to time to declare and cause to be paid distributions payable at the election of any Shareholder at the discretion of the Trustees, or if so determined by the Trustees, either in cash or in Shares. In the case of a distribution payable in cash or Shares at the election of a Shareholder, the Trustees may prescribe whether a Shareholder failing to express his or her election before a given time shall be deemed to have elected to take Shares rather than cash, or to take cash rather than Shares, or to take Shares with cash adjustment for fractions.


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                                 ARTICLE VIII

                             Amendment of By-Laws

     Section 8.1. Amendment and Repeal of By-Laws. In accordance with Section
2.6 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration. The Declaration establishing WCMA Treasury Fund, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "WCMA Treasury Fund" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of WCMA Treasury Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said WCMA Treasury Fund but the "Trust Property" only shall be liable.





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